Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of ABI, the Corporate Secretary of ABI, any Assistant Corporate Secretary of ABI, the Secretary of Anheuser-Busch InBev Services, LLC, any Assistant Secretary of Anheuser-Busch InBev Services, LLC, Ms. Sabine Chalmers, Mr. Augusto Lima, Ms. Maria Fernanda Lima da Rocha Barros, Mr. Thomas Larson, Mr. Benoit Loore, Ms. Ann Randon, Ms. Patricia Frizo, Ms. Christine Delhaye and Mr. Jan Vandermeersch, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the following registration statements:

•	registration statement on Form S-8 (File No. 333-171231);

•	registration statement on Form S-8 (File No. 333-178664);

•	registration statement on Form S-8 (File No. 333-188517);

•	registration statement on Form S-8 (File No. 333-192806); and

•	registration statement on Form S-8 (File No. 333-201386).

and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto any such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: 10 December 2015	By:	/s/ Carlos Brito
Carlos Brito
Chief Executive Officer
Anheuser-Busch InBev SA/NV

Date: 10 December 2015	By:	/s/ Felipe Dutra
Felipe Dutra
Chief Financial Officer
Anheuser-Busch InBev SA/NV

Date: 14 December 2015	By:	/s/ Olivier Goudet
Olivier Goudet
Chairman of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: 14 December 2015	By:	/s/ Paul Cornet de Ways Ruart
Paul Cornet de Ways Ruart
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: 14 December 2015	By:	/s/ Stéfan Descheemaeker
Stéfan Descheemaeker
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: 14 December 2015	By:	/s/ M. Michele Burns
M. Michele Burns
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: 14 December 2015	By:	/s/ Paulo Alberto Lemann
Paulo Alberto Lemann
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: 14 December 2015	By:	/s/ Grégoire de Spoelberch
Grégoire de Spoelberch
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date:	By:
Marcel Herrmann Telles
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: 14 December 2015	By:	/s/ Alexandre Van Damme
Alexandre Van Damme
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: 14 December 2015	By:	/s/ Carlos Alberto Sicupira
Carlos Alberto Sicupira
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date:	By:
Kasper Rorsted
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date: 14 December 2015	By:	/s/ Alexandre Behring
Alexandre Behring
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date:	By:
Elio Leoni Sceti
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date:	By:
Maria Asuncion Aramburuzabala
Member of the Board of Directors
Anheuser-Busch InBev SA/NV

Date:	By:
Valentin Diez Morodo
Member of the Board of Directors
Anheuser-Busch InBev SA/NV